SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2004

MoneyGram International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31950	16-1690064

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Utica Avenue South, Minneapolis, Minnesota 55416 (Address of principal executive offices)

(952) 591-3000 (Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

	99.1	Investor Presentation

Item 9.	Regulation FD Disclosure

               In connection with its separation from Viad Corp by means of a tax-free spin-off, certain presentations have been prepared for meetings with certain current and potential investors of MoneyGram. Such meetings are currently being held. MoneyGram is therefore making available copies of such investor presentation, which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

               The information in this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed pursuant to such Act or the Securities Act of 1933, as amended.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Scott A. Sayre

Name: Scott A. Sayre Title: Vice President

Date: June 17, 2004

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Investor Presentation